Exhibit 99

NetBank, Inc. Monthly Operating Statistics and Financial Data
(Unaudited; $ in thousands, except account balances)

	December 31,	January 31,	February 28,	March 31,	April 30,	May 31,	June 30,	July 31,	August 31,	September 30,	October 31,	November 30,	December 31,
	2005	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006	2006
NETBANK, INC. CONSOLIDATED

Retail customers	257,631	257,982	255,726	255,259	253,899	252,495	249,058	246,971	245,040	243,230	239,829	239,382	223,773
Business customers	28,038	27,929	27,687	27,702	27,715	27,396	26,574	26,225	25,917	25,539	25,371	24,785	24,456
Total customers	285,669	285,911	283,413	282,961	281,614	279,891	275,632	273,196	270,957	268,769	265,200	264,167	248,229

Services per customer (consolidated)	1.83	1.84	1.85	1.86	1.87	1.89	1.90	1.90	1.91	1.91	1.91	1.91	1.95
Services per customer (bank only)	2.36	2.37	2.37	2.38	2.39	2.41	2.43	2.43	2.44	2.44	2.44	2.44	2.52

Total average assets (consolidated)	$4,916,549	$4,900,007	$4,826,823	$4,720,452	$4,457,928	$4,499,860	$4,553,688	$4,273,000	$4,337,033	$3,916,188	$3,799,602	$3,710,326	$3,713,455

RETAIL BANKING SEGMENT

Online bill pay penetration (accounts > 90 days)	56%	56%	55%	55%	55%	54%	54%	54%	53%	53%	53%	53%	53%
Direct deposit of payroll penetration (accounts > 90 days)	56%	56%	56%	56%	57%	57%	55%	54%	54%	54%	54%	54%	54%

Retail deposits	$2,461,517	$2,423,287	$2,443,940	$2,474,874	$2,466,518	$2,418,548	$2,410,003	$2,393,553	$2,354,172	$2,402,279	$2,535,158	$2,499,597	$2,511,091
Small business deposits	62,003	59,747	63,339	63,984	65,153	66,787	66,326	67,976	68,771	66,191	66,894	65,148	64,502
Other deposits	270,325	249,391	221,734	287,409	244,324	245,533	245,608	207,556	231,842	259,847	275,041	66,864	40,043
Total deposits	$2,793,845	$2,732,425	$2,729,013	$2,826,267	$2,775,995	$2,730,868	$2,721,937	$2,669,085	$2,654,785	$2,728,317	$2,877,093	$2,631,609	$2,615,636

Average retail checking account balance	$2,601	$2,461	$2,486	$2,598	$2,542	$2,316	$2,403	$2,302	$2,242	$2,322	$2,235	$2,255	$2,524
Average retail money market account balance	$12,352	$12,058	$11,934	$11,938	$11,441	$11,040	$10,711	$10,402	$10,046	$9,778	$9,579	$9,491	$9,451
Average retail CD balance	$14,623	$14,576	$14,209	$13,356	$13,285	$13,173	$13,064	$12,912	$12,833	$12,801	$12,760	$12,911	$12,964

Average small business checking account balance	$7,382	$6,742	$7,674	$6,993	$7,022	$6,899	$7,231	$7,031	$7,242	$6,903	$7,365	$7,206	$7,631
Average small business money market account balance	$42,290	$39,970	$39,809	$39,990	$39,116	$39,946	$38,239	$38,978	$37,269	$35,504	$35,365	$33,971	$32,383
Average small business CD balance	$26,071	$25,893	$25,067	$23,357	$23,321	$22,609	$23,061	$23,106	$25,182	$24,281	$23,909	$23,870	$23,725

Indirect Auto Lending —
Number of loans	1,065	1,117	1,096	1,607	926	924	825	787	1,111	717	601	543	366
Production	$24,216	$25,095	$24,103	$36,465	$20,154	$19,957	$16,899	$16,362	$23,086	$15,056	$12,731	$11,727	$8,156
Weighted Average Note Rate	7.66%	7.93%	7.86%	7.78%	8.19%	8.35%	8.41%	8.37%	8.38%	8.48%	8.55%	8.51%	8.37%

Business Equipment Financing —
Production	$18,958	$17,344	$14,313	$19,693	$21,150	$17,963	$19,410	$13,366	$12,682	$13,123	$13,464	$17,437	$13,428

FINANCIAL INTERMEDIARY SEGMENT

Conforming mortgage production	$833,301	$701,867	$697,960	$810,201	$675,864	$704,656	$723,314	$674,823	$746,475	$605,640	$527,125	$466,527	$467,806
Non-conforming mortgage production	279,432	201,217	175,078	228,939	166,393	149,959	162,541	129,870	155,113	127,733	87,130	79,494	6,583
Total mortgage production	$1,112,733	$903,084	$873,038	$1,039,140	$842,257	$854,615	$885,855	$804,693	$901,588	$733,373	$614,255	$546,021	$474,389

Refinance loans as a % of production	36%	40%	40%	36%	32%	31%	33%	37%	40%	44%	46%	45%	45%

Conforming mortgage sales	$939,084	$512,651	$743,747	$935,879	$461,463	$720,616	$774,967	$369,396	$922,617	$692,632	$577,989	$455,392	$498,347
Non-conforming mortgage sales	215,177	208,165	184,670	302,455	145,966	196,759	194,972	138,870	124,260	171,936	118,193	—	123,902
Total mortgage sales	$1,154,261	$720,816	$928,417	$1,238,334	$607,429	$917,375	$969,939	$508,266	$1,046,877	$864,568	$696,182	$455,392	$622,249

Locked conforming mortgage pipeline	$929,205	$969,381	$867,915	$842,835	$809,625	$856,041	$962,059	$862,208	$833,680	$610,853	$509,227	$511,546	$520,044

TRANSACTION PROCESSING SEGMENT

ATM/Merchant Processing —
ATMs (third-party owned)	9,213	9,328	8,993	9,160	9,253	9,045	8,339	8,243	8,179	7,999	8,074	7,907	7,877
ATMs (proprietary)	436	407	419	422	429	423	411	405	364	428	427	430	426
Total ATMs Serviced	9,649	9,735	9,412	9,582	9,682	9,468	8,750	8,648	8,543	8,427	8,501	8,337	8,303

Merchant Service Terminals	2,367	2,325	2,311	2,328	2,355	2,324	2,180	2,148	2,104	1,956	1,920	1,899	1,883

Notes: The above data reflects current operating statistics and does not constitute all factors impacting the quarterly or annual financial results of the Company. The loans sales figures represent sales into the secondary market only and exclude intra-company sales to the bank.
All information is unaudited.

Monthly Commentary

Attached is our monthly operating statistics and financial data report. It reflects results for December 2006 and the prior twelve months.

All comparisons below are on a month-over-month basis, unless noted otherwise.

Highlights and Clarifications

•                             Total customers declined by 15,938 or 6.0% due primarily to the sale of NetInsurance and the sale of a pool of auto loans.

•                             Retail deposits were up slightly, but overall total deposits were flat for the month due to the normal year-end decrease in escrow fund levels.

•                             Production in the auto lending unit was down $3.6 million or 30.0%. Management has pared down production as the company prepares to exit this line of business.

•                             Production in the business equipment financing unit declined by $4.0 million or 22.9% as the operation returned to a more normal run rate.

•                             Conforming mortgage production was flat at $468 million, reflecting market and seasonal factors.

•                             Total mortgage sales were up $167 million or 36.6%. The increase was driven primarily by the sale of $124 million of non-conforming loans, which represent the majority of the company’s remaining non-conforming production. Conforming sales also increased by $43 million or 9.4%.

•                             The locked conforming mortgage pipeline grew by 1.6% to $520 million.

Earnings Outlook

The company is in the process of closing its books for the fourth quarter and year-end 2006. Management cannot provide definitive guidance at this time. However, management does caution that quarterly results will fall well below the after-tax loss of $0.74 to $0.87 per share that it forecasted when it last updated guidance on December 18.

The higher loss is being driven by several factors that management will discuss in further detail when the company reports preliminary unaudited results later this month.

1)                 Additional non-conforming repurchase provisions. The company shut down its non-conforming mortgage operation during the fourth quarter as planned. Repurchase requests in this channel rose sharply following the announcement of management’s decision to close the business and accelerated further in late December. Non-conforming repurchases far surpassed the level management had anticipated and resulted in additional provision expense on top of the upwardly revised estimate management provided in its last guidance. Provisions in excess of typical expectations totaled approximately $26 million for the fourth quarter of 2006. As context, management points out that the company’s non-conforming repurchases in the fourth quarter were equivalent to all of the repurchases in the prior three quarters combined. Management believes that the worst of the non-conforming loan repurchase problem is now behind the company. The vast majority of the requests have centered on early payment defaults (“EPDs”). Investors are generally required to present such loans to the company within a six-month timeframe. The company’s outstanding exposure for EPDs now appears manageable given the accelerated repurchase requests already received relative to the limited non-conforming production of the past few months.

2)                 Generation of deferred tax asset. The company generated a significant deferred tax asset in the fourth quarter due to the combination of the unanticipated, extremely high provision expense with the anticipated, but substantial, fourth quarter restructuring charges. Management will likely record a reserve against the realizability of this asset totaling between $0.48 and $0.52 per share. However, management believes the company may be able to fully recognize the value of the tax asset at some point in the future as the company returns to profitability or through other tax planning strategies, such as a sale of businesses that could result in the level of income needed to harvest it.

3)                 Risk-based capital level under 10% mark. The bank’s regulatory risk-based capital ratio slipped from Well Capitalized to Adequately Capitalized status at December 31, 2006. Risk-based capital dropped below the 10% threshold required for Well Capitalized status due to the unanticipated provision expense and management’s decision to record a reserve against the deferred tax asset. Management is committed to maintaining Well Capitalized status at the bank and took immediate steps to rectify the situation. The bank’s parent company provided it with a capital infusion in January 2007. If the bank had included this additional capital at year end, it would have recorded risk-based capital above the 10% mark.

4)                 Goodwill impairment and progress on potential sale of ATM unit. The company began marketing its ATM sales and merchant servicing business in the fourth quarter of 2006 and has since received bids from a number of entities. Management is now working to effect a transaction. In connection with this process, management has decided to write down the carrying value of the underlying ATM and merchant servicing contracts based on the pricing ranges it observed during the marketing effort. The related non-cash charge to write down the intangible assets will total approximately $0.21 per share. It is worth noting that a sale, if consummated, could allow the company to monetize the remaining ‘intangible’ assets. Based on current offers, management estimates the potential proceeds from a sale at between $0.34 and $0.45 per share.

5)                 Reorganization plan update and strategic outlook. Management has substantially completed all of the initiatives set forth in its reorganization plan and believes the company has recorded all of the related material expenses in its fourth quarter results. The company’s earnings profile should show marked improvement in the first quarter of 2007. However, management does not expect the company to near breakeven or return to profitability until the second quarter of 2007 at the earliest when the full benefit of the reorganization will be reflected in the company’s results. Following the reorganization, management had intended to focus primarily on optimizing the company’s core businesses before contemplating longer-term strategic alternatives to drive shareholder value. Management now believes it is in the best interest of shareholders to consider those alternatives today since the higher-than-expected non-conforming repurchases and reserve on the deferred tax asset have further constrained the company’s capital management efforts.

 The company intends to issue its preliminary, unaudited financial results for the fourth quarter and year-end 2006 before market open on Wednesday, February 21. Management will host a conference call at 10 a.m. that morning to discuss the results in further detail:

Call Title:	NetBank, Inc. Earnings Announcement
Call Leader:	Steven F. Herbert
Pass Code:	NetBank
Domestic:	1-888-677-1895
International:	+1-210-795-9306
One-Week Replay:	1-800-879-5513 or +1-402-220-4734

The company remains in the process of engaging a certified public accounting firm to replace its former external auditor, Ernst & Young LLP. Should the company retain a new auditor before the 21st, it may elect to move the earnings announcement to a later date.

Matthew Shepherd

Director, Corporate Communications

Phone: 678-942-2683

mshepherd@netbank.com

Rich Jeffers

Director, Investor Relations, NetBank, Inc.

Phone: 678-942-7596

rjeffers@netbank.com

Forward-Looking Statements

Statements in this monthly operating report that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions, and estimates of future events, performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this monthly operating report, the words “believe,” “anticipate,” “estimate,” “expect,” “may,” “will,” “should,” “plan,” “intend,” “project” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties that may cause actual results and future trends to differ materially from those expressed in or implied by such forward-looking statements. The Company’s consolidated results of operations and such forward-looking statements could be affected by many factors, including but not limited to:  1) the evolving nature of the market for Internet banking and financial services generally; 2) the public’s perception of the Internet as a secure, reliable channel for transactions; 3) the success of new products and lines of business considered critical to the Company’s long-term strategy, such as small business banking; 4) potential difficulties in integrating the Company’s operations across its lines of business; 5) the cyclical nature of the mortgage banking industry generally; 6) a possible decline in asset quality; 7) changes in general economic or operating conditions which could adversely affect mortgage loan production and sales, mortgage servicing rights, loan delinquency rates and/or loan defaults;  8) the possible adverse effects of unexpected changes in the interest rate environment; 9) adverse legal rulings, particularly in the Company’s litigation over leases originated by Commercial Money Center, Inc.; and/or 10) increased competition and regulatory changes. Further information relating to these and other factors that may impact the Company’s results of operations and such forward-looking statements are disclosed in the Company’s filings with the SEC, including under the caption “Item 1A. Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2005, Quarterly Report on Form 10-Q for the quarter ended June 30, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2006, as well as Exhibit 99.2 to its Current Report on Form 8-K filed with the SEC on January 3, 2007. Except as required by the federal securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.